FORM T-1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE

ELIGIBILITY OF A TRUSTEE PURSUANT TO

SECTION 305(b)(2)       ☐

BNY WESTERN TRUST COMPANY

(Exact name of trustee as specified in its charter)

California	95-3571558
(State of incorporation	(I.R.S. employer
if not a U.S. national bank)	identification no.)

700 South Flower Street
Los Angeles, California	90017
(Address of principal executive offices)	(Zip code)

FEI Company

(Exact name of obligor as specified in its charter)

Oregon	93-0621989
(State or other jurisdiction of	(I.R.S. employer
incorporation or organization)	identification no.)

25600 SW Parkway Center Drive
Wilsonville, OR	97070
(Address of principal executive offices)	(Zip code)

Zero Coupon Convertible Subordinated Notes due 06/15/2023 First Putable 06/15/2008

(Title of the indenture securities)

1.             General information.

                (a)           Name and address of each examining or supervising authority to which it is subject.

Name	Address

Federal Deposit Insurance Corporation	25 Ecker Street
San Francisco, California 94105

State Banking Department	111 Pine Street, Suite 1100
San Francisco, California 94111

                (b)           Whether it is authorized to exercise corporate trust powers.

                Yes.

2.             Affiliations with Obligor.

                None.

16.          List of Exhibits.

                1.             Articles of Incorporation of Security Trust Company, as filed in the office of the Secretary of State of the State of California on November 13, 1980 and filed in the office of the Superintendent of Banks, State of California on November 17, 1980; incorporated herein by reference as Exhibit 1.1 filed with Form T-1 Statement, Registration No. 33-56465.

                1.2           Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Security Trust Company to Bradford Trust Company of California), as filed in the office of the Secretary of State of the State of California on January 7, 1985; incorporated herein by reference as Exhibit 1.2 filed with Form T-1 Statement, Registration No. 33-56465.

                1.3           Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Bradford Trust Company of California to FIDATA Trust Company California) as filed in the office of the Secretary of State of the State of California on April 11, 1985; incorporated herein by reference as Exhibit 1.3 filed with Form T-1 Statement, Registration No. 33-56465.

                1.4           Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from FIDATA Trust Company California to Wall Street Trust Company California), as filed in the office of the Secretary of State of the State of California on February 5, 1986; incorporated herein by reference as Exhibit 1.4 filed with Form T-1 Statement, Registration No. 33-56465.

                1.5           Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from Wall Street Trust Company California to The Bank of New York Trust Company of California), as filed in the office of the Secretary of State of the State of California on April 15, 1988; incorporated herein by reference as Exhibit 5.1 filed with Form T-1 Statement, Registration No. 33-56465.

                1.6           Certificate of Amendment of Articles of Incorporation (changing the name of the Trustee from The Bank of New York Trust Company of California to BNY Western Trust Company), as filed in the office of the Secretary of State of the State of California on August 31, 1995; filed herewith.

                3.             Copy of Certificate of the State Banking Department, State of California, dated January 24, 1994, authorizing the Trustee to transact a commercial banking business and to engage in the trust business at 700 South Flower Street, Los Angeles, California; incorporated herein by reference as Exhibit 3 with Form T-1 Statement, Registration No. 33-56465.

                4.             Copy of By-Laws of the Trustee; incorporated herein by reference as Exhibit 4 filed with Form T-1 Statement, Registration No. 33-56465.

                6.             Consent of the Trustee required by Section 321(b) of the Act; incorporated herein by reference as Exhibit 6 filed with Form T-1 Statement, Registration No. 33-56465.

                7.             Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

                Pursuant to the requirements of the Act, the Trustee, BNY Western Trust Company, a corporation organized and existing under the laws of the State of California, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in San Francisco, California on September 8, 2003.

BNY WESTERN TRUST COMPANY

By:	/s/ Priscilla R. Dedoro
Name: Priscilla R. Dedoro
Title: Assistant Vice President

BNY WESTERN TRUST COMPANY		FFIEC 041
Legal Title of Bank		RI-1

LOS ANGELES		4
City

CA	90017
State	Zip Code

FDIC Certificate Number - 23472

Consolidated Report of Income

for the period January 1, 2003 - June 30, 2003

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

			RIAD	Bil|Mil|Thou
	Dollar Amounts in Thousands
1. Interest Income:
a. Items 1.a.(1) through (6) are to be completed by all banks.
Interest and fee income on loans:
(1) Loans secured by real estate	4011	0			1.a.1
(2) Commercial and industrial loans	4012	0			1.a.2
(3) Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards	B485	0			1.a.3.a
(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	0			1.a.3.b
(4) Loans to foreign governments and official institutions	4068	0			1.a.4
(5) All other loans (1)	4058	0			1.a.5
(6) Total interest and fee income on loans (sum of items 1.a.(1) through 1.a.(5))			4010	0	1.a.6
b. Income from lease financing receivables			4086	0	1.b
c. Interest income on balances due from depository institutions (2)			4116	0	1.c
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)			B488	85	1.d.1
(2) Mortgage-backed securities			B489	0	1.d.2
(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)			4080	0	1.d.3
e. Interest income from trading assets			4089	0	1.e
f. Interest income on federal funds sold and securities purchased under agreements to resell			4020	597	1.f
g. Other interest income			4518	0	1.g
h. Total interest income (sum of items 1.a.(6) through 1.g)			4107	682	1.h

(1)   Includes interest and fee income on "Loans to depository institutions and acceptances of other banks," "Loans to finance agricultural production and other loans to farmers," "Obligations (other than securities and leases) of states and political subdivisions in the U.S." and "Other loans."

(2)   Includes interest income on time certificates of deposit not held for trading.

BNY WESTERN TRUST COMPANY	FFIEC 041
Legal Title of Bank	RI-2

5

FDIC Certificate Number - 23472

Schedule RI—Continued

	Year-to-date
	RIAD	Bil|Mil|Thou
	Dollar Amounts in Thousands
2. Interest expense:
a. Interest on deposits:
(1) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4608	0			2.a.1
(2) Nontransaction accounts:
(a) Savings deposits (includes MMDAs)	0093	6			2.a.2.a
(b) Time deposits of $100,000 or more	A517	0			2.a.2.b
(c) Time deposits of less than $100,000	A518	0			2.a.2.c
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180	0			2.b
c. Interest on trading liabilities and other borrowed money	4186	429			2.c
d. Interest on subordinated notes and debentures	4200	0			2.d
e. Total interest expense (sum of items 2.a through 2.d)	4073	435			2.e
3. Net interest income (item 1.h minus 2.e)			4074	247	3
4. Provision for loan and lease losses			4230	0	4
5. Noninterest income:
a. Income from fiduciary activities (1)	4070	39,955			5.a
b. Service charges on deposit accounts	4080	0			5.b
c. Trading revenue (2)	A220	0			5.c
d. Investment banking, advisory, brokerage, and underwriting fees and commissions	B490	0			5.d
e. Venture capital revenue	B491	0			5.e
f. Net servicing fees	B492	0			5.f
g. Net securitazation income	B493	0			5.g
h. (1) Insurance and reinsurance underwriting income	C388	0			5.h.1
(2) Income from other insurance activities	C387	0			5.h.2
i. Net gains (losses) on sales of loans and leases	6418	0			5.i
j. Net gains (losses) on sales of other real estate owned	8415	0			5.j
k. Net gains (losses) on sales of other assets (excluding securities)	B498	0			5.k
l. Other noninterest income*	B497	2,543			5.l
m. Total noninterest income (sum of items 5.a through 5.l)			4079	42,488	5.m
6. a. Realized gains (losses) on held-to-maturity securities			3521	0	6.a
b. Realized gains (losses) on available-for-sale securities			3196	0	6.b
7. Noninterest expense:
a. Salaries and employee benefits	4135	8,516			7.a
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	1,217			7.b
c. (1) Goodwill impairment losses	C216	0			7.c.1
(2) Amortization expense and impairment losses for other intangible assets	C232	0			7.c.2
d. Other noninterest expense*	4092	11,032			7.d
e. Total noninterest expense (sum of items 7.a through 7.d)			4093	20,765	7.e
8. Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.a)			4301	21,980	8
9. Applicable income taxes (on item 8)			4302	8,550	9
10. Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)			4300	13,430	10
11. Extraordinary items and other adjustments, net of income taxes*			4320	0	11
12. Net income (loss) (sum of items 10 and 11)			4340	13,430	12

*      Describe on Schedule RI-E—Explanations

(1)   For banks required to complete Schedule RC-T, items 12 through 19, Income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)   For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

BNY WESTERN TRUST COMPANY	FFIEC 041
Legal Title of Bank	RI-3

6

FDIC Certificate Number - 23472

Schedule RI—Continued

Memoranda

	Year-to-date
	RIAD	Bil|Mil|Thou
Dollar Amounts in Thousands
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes	4513	0	M.1
2. Income from the sale and servicing of mutual funds and annuities (included in Schedule RI, item 8)	8431	0	M.2
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	4313	0	M.3
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))	4507	0	M.4
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)	4150	Number 201	M.5
6. Memorandum item 6 is to be completed by: (1)

• banks with $300 million or more in total assets; and

• banks with less than $300 million in total assets that have loans to finance agricultural production and other loans to farmers (Schedule RC-C, part I, item 3) exceeding five percent of total loans.

Interest and fee income on loans to finance agricultural production and other loans to farmers (included in Schedule RI, item 1.a.(5))	4024	N/A	M.6
7. If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank's acquisition (2)	8106	CCYY/MM/DD N/A	M.7

8. Trading revenue (from cash instruments and derivative instruments (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)

(To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):

	RIAD	Bil|Mil|Thou
a. Interest rate exposures	8757	N/A	M.8.a
b. Foreign exchange exposures	8768	N/A	M.8.b
c. Equity security and index exposures	8759	N/A	M.8.c
d. Commodity and other exposures	8760	N/A	M.8.d
9. To be completed by banks with $100 million or more in total assets: (1)
Impact on income of derivatives held for purposes other than trading:
a. Net increase (decrease) to interest income	8761	0	M.9.a
b. Net (increase) decrease to interest expense	8762	0	M.9.b
c. Other (noninterest) allocations	8783	0	M.9.c
10. To be completed by banks with $300 million or more in total assets: (1)
Credit losses on derivatives (see instructions)	A251	N/A	M.10

11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year?	A530	YES/NO NO	M.11

(1)   The asset size tests and the five percent of total loans test are generally based on the total assets and total loans reported on the June 30, 2002, Report of Condition.

(2)   For example, a bank acquired on June 1, 2001, would report 2001/06/01

BNY WESTERN TRUST COMPANY		FFIEC 041
Legal Title of Bank		RC-1

LOS ANGELES		11
City

CA	90017
State	Zip Code

FDIC Certificate Number - 23472

Consolidated Report of Condition for Insured Commercial
and State-Chartered Savings Banks for June 30, 2003

All schedules are to be reported in thousands of dollars.  Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

RCON	Bil|Mil|Thou
Dollar Amounts in Thousands
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)	0081	5,213	1.a
b. Interest-bearing balances (2)	0071	0	1.b
2. Securities
a. Held-to-maturity securities (from Schedule RC-B, column A)	1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)	1773	15,510	2.b
3. Federal funds sold and securities purchased under agreements to resell:
a. Federal funds sold	B967	26,300	3.a
b. Securities purchased under agreements to resell (3)	B989	84,559	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale	6389	0	4.a
b. Loans and leases, net of unearned income	B526	0	4.b
c. LESS: Allowance for loan and lease losses	3123	0	4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)	B529	0	4.d
5. Trading assets (from Schedule RC-D):	3646	0	5
6. Premises and fixed assets (including capitalized leases)	2146	1,057	6
7. Other real estate owned (from Schedule RC-M)	2150	0	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)	2130	0	8
9. Customers' liability to this bank on acceptances outstanding	2166	0	9
10. Intangible assets
a. Goodwill	3183	176,456	10.a
b. Other intangible assets (from Schedule RC-M)	0426	0	10.b
11. Other assets (from Schedule RC-F)	2160	10,278	11
12. Total assets (sum of items 1 through 11)	2170	319,373	12

(1)   Includes cash items in process of collection and unposted debits.

(2)   Includes time certificates of deposit not held for trading.

(3)   Includes all securities resale agreements, regardless of maturity.

BNY WESTERN TRUST COMPANY	FFIEC 041
Legal Title of Bank	RC-2

12

FDIC Certificate Number - 23472

Schedule RC—Continued

			RCON	Bil|Mil|Thou
Dollar Amounts in Thousands
LIABILITIES
13. Deposits:
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)			2200	6,500	13.a
(1) Noninterest-bearing (1)	6631	4,483			13.a.1
(2) Interest-bearing	6638	2,017			13.a.2
b. Not applicable
14. Federal funds purchased and securities sold under agreements to repurchase
a. Federal funds purchased (2)			B993	0	14.a
b. Securities sold under agreements to repurchase (3)			B995	0	14.b
15. Trading liabilities (from Schedule RC-D)			3648	0	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	58,000	16
17. Not applicable
18. Bank's liability on acceptances executed and outstanding			2920	0	18
19. Subordinated notes and debentures (4)			3200	0	19
20. Other liabilities (from Schedule RC-G)			2930	19,916	20
21. Total liabilities (sum of items 13 through 20)			2948	84,416	21
22. Minority interest in consolidated subsidiaries			3000	0	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	1,000	24
25. Surplus (exclude all surplus related to preferred stock)			3839	199,205	25
26. a. Retained earnings			3832	34,817	26.a
b. Accumulated other comprehensive income (5)			B630	135	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	234,957	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	319,373	29

Memorandum
To be reported with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2002

			RCON 6724	Number N/A	M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)

3 = Attestation on bank management's assertion on the effectiveness of the bank's internal control over financial reporting by a certified public accounting firm

4 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

5 - Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)

6 = Review of the bank's financial statements by external auditors

7 = Compilation of the bank's financial statements by external auditors

8 = Other audit procedures (excluding tax preparation work)

9 = No external audit work

(1)   Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)   Report overnight Federal Home Loan Bank advances in Schedule RC, item 15, "other borrowed money."

(3)   Includes all securities repurchase agreements, regardless of maturity.

(4)   Includes limited-life preferred stock and related surplus.

(5)   Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.

(6)   Includes treasury stock and unearned Employee Stock Ownership Plan shares.

CERTIFICATE OF AMENDMENT

OF RESTATED ARTICLES OF INCORPORATION

THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA

                James L. Birdwell and Jacqueline R. McSwiggan certify that:

                1.             They are the President and Secretary, respectively, of THE BANK OF NEW YORK TRUST COMPANY OF CALIFORNIA, a California Corporation (the “Corporation”).

                2.             Article One of the Articles of Incorporation of the Corporation is hereby amended to read as follows:

                “One.: The name of the corporation is BNY Western Trust Company.”

                3.             The amendment herein set forth has been duly approved by the Board of Directors of the Corporation at a meeting held on June 21, 1995.

                4.             The amendment herein set forth has been duly approved by written consent of the sole shareholder of the Corporation pursuant to section 603(a) of the California General Corporation Law.

                IN WITNESS WHEREOF, the undersigned have executed this certificate on June 22, 1995.

/s/ James L. Birdwell
James L. Birdwell

/s/ Jacqueline R. McSwiggan
Jacqueline R. McSwiggan

                We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

Dated:   June 22, 1995

/s/ James L. Birdwell
James L. Birdwell

/s/ Jacqueline R. McSwiggan
Jacqueline R. McSwiggan

Extracts from By-Laws

of

BNY WESTERN TRUST COMPANY

As Amended and Restated October 8, 2002

ARTICLE VII

Signing Authorities

SECTION 1.  Real Property.  Real property owned by the Corporation in its own right shall not be deeded, conveyed, mortgaged, assigned or transferred except when duly authorized by a resolution of the Board. The Board may from time-to-time authorize officers to deed, convey, mortgage, assign or transfer real property owned by the Corporation in its own right with such maximum values as the Board may fix in its authorizing resolution.

SECTION 2.  Senior Signing Powers.  Subject to the exception provided in Section 1, the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President and any Executive Vice President is authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Corporation in all transactions arising out of, or in connection with, the normal course of the Corporation’s business or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Corporation thereto. In such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Corporation authorized in or pursuant to Section 3 to have any of the powers set forth therein other than the officer signing pursuant to this Section 2, is authorized to attest to the seal of the Corporation on any documents requiring such seal.

SECTION 3.  Limited Signing Powers.  Subject to the exception provided in Section 1, in such instances as in the judgment of the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President may be proper and desirable, any one of said officers may authorize in writing from time-to-time any other officer, employee or individual to have the limited signing powers or limited power to affix the seal of the Corporation to specified classes of documents set forth in a resolution of the Board applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

SECTION 4.  Powers of Attorney.  All powers of attorney on behalf of the Corporation shall be executed by any officer of the Corporation jointly with the Chairman of the Board, the President, any Vice Chairman, any Senior Executive Vice President, any Executive Vice President, any Senior Vice President or any Managing Director, provided that the execution by such Senior Vice President or Managing Director of said Power of Attorney shall be applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any such power of attorney may, however, be executed by any officer or officers or person or persons who may be specifically authorized to execute the same by the Board of Directors.

SECTION 5.  Auditor.  The Auditor or any officer designated by the Auditor is authorized to certify in the name of, or on behalf of the Corporation, in its own right or in a fiduciary or representative capacity, as to the accuracy and completeness of any account, schedule of assets, or other document, instrument or paper requiring such certification.

SIGNING AUTHORITY RESOLUTION

Pursuant to Article VII, Section 3 of the By-Laws

RESOLVED, that, pursuant to Article VII, Section 3 of the By-laws BNY Western Trust Company, authority be, and hereby is, granted to the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President, in such instances as in the judgment of any one of said officers may be proper and desirable, to authorize in writing from time-to-time any other officer, employee or individual to have the limited signing authority set forth in any one or more of the following paragraphs applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function:

(A)          All signing authority set forth in paragraphs (B) through (I) below except Level C which may be specifically designated.

(B1)         Individuals authorized to accept, endorse, execute or sign any bill receivable; certification: contract, document or other instrument evidencing, embodying a commitment with respect to, or reflecting the terms or conditions of, a loan or an extension of credit by the Corporation; note, and document, instrument or paper of any type, including stock and bond powers, required for purchasing, selling, transferring, exchanging or otherwise disposing of or dealing in foreign currency, derivatives or any form of securities, including options, and futures thereon; in each case in transactions arising out of, or in connection with, the normal course of the Corporation’s business.

(B2)         Individuals authorized to endorse, execute or sign any certification; disclosure notice required by law; document, instrument or paper of any type required for judicial, regulatory or administrative proceedings or filings; and legal opinions.

(C1)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000 with single authorization for all transactions.

(C2)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in excess of $100,000,000*.

(C3)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $100,000,000.

(C4)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $10,000,000.

(C5)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000,000.

(C6)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $1,000,000.

(C7)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $250,000.

(C8)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $50,000.

(C9)         Authority to accept, endorse, execute or sign or effect the issuance of any cashiers, certified or other official check; draft; order for payment of money; check certification; receipt; certificate of deposit; money transfer wire; and internal transfers resulting in a change of beneficial ownership; in each case, in an amount up to $5,000.

*       Dual authorization is required by any combination of senior officer and/or
Sector Head approved designee for non-exempt transactions. Single Authorization required for exempt transactions.

(D1)        Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $1,000,000.

(D2)        Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $250,000.

(D3)        Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $50,000.

(D4)        Authority to accept, endorse, execute or sign any contract obligating the Corporation for the payment of money or the provision of services in an amount up to $5,000.

(E)           Authority to accept, endorse, execute or sign any guarantee of signature to assignments of stocks, bonds or other instruments; certification required for transfers and deliveries of stocks, bonds or other instruments; and document, instrument or paper of any type required in connection with any Individual Retirement Account or Keogh Plan or similar plan.

(F)           Authority to accept, endorse, execute or sign any certificate of authentication as bond, unit investment trust or debenture trustee and on behalf of the Corporation as registrar and transfer agent.

(G)           Authority to accept, endorse, execute or sign any bankers acceptance; letter of credit; and bill of lading.

(H)          Authority to accept, endorse, execute or sign any document, instrument or paper of any type required in connection with the ownership, management or transfer of real or personal property held by the Corporation in trust or in connection with any transaction with respect to which the Corporation is acting in any fiduciary, representative or agency capacity, including the acceptance of such fiduciary, representative or agency account.

(I1)          Authority to effect the external movement of free delivery of securities and internal transfers resulting in changes of beneficial ownership.

(I2)          Authority to effect the movement of securities versus payment at market or contract value.

(J)            Authority to either sign on behalf of the Corporation or to affix the seal of the Corporation to any of the following classes of documents: Trust Indentures, Escrow Agreements, Pooling and Servicing Agreements, Collateral Agency Agreements, Custody Agreements, Trustee’s Deeds, Executor’s Deeds, Personal Representative’s Deeds, Other Real Estate Deeds for property not owned by the Corporation in its own right, Corporate Resolutions, Mortgage Satisfactions, Mortgage Assignments, Trust Agreements, Loan Agreements, Trust and Estate Accountings, Probate Petitions, responsive pleadings in litigated matters and Petitions in Probate Court with respect to Accountings. Contracts for providing customers with Corporation products or services.

(N)          Individuals authorized to accept, endorse, execute or sign internal transactions only (i.e.: general ledger tickets): does not include the authority to authorize external money movements, internal money movements or internal free deliveries that result in changes of beneficial ownership.

RESOLVED, that any signing authority granted pursuant to this resolution may be rescinded by the Chairman, the President, any Vice Chairman of the Board, any Senior Executive Vice President, or any Executive Vice President and such signing authority shall terminate without the necessity of any further action when the person having such authority leaves the employ of the Corporation.

Exhibit B

BNY WESTERN TRUST COMPANY

CORPORATE TRUST

OFFICIAL SIGNING POWER AUTHORITIES

Pursuant to Article VII, Sections 2 and 3 of the By-Laws of BNY Western Trust Company as amended May 1, 1997, I hereby convey the signing authorities noted next to the individuals, as follows:

Name	Title	Signing Power Authority (per Sections)
Nicholas S. Signoretta	Vice President	2, 3
M. K. Klugman	Senior Vice President	2, 3
Todd H. Duncan	Vice President & Assistant Secretary	2, 3
Carl W. Becker	Assistant Vice President	2, 3
Hugh L. Black	Assistant Vice President	2, 3
Eladia Burgos	Vice President	2, 3
Rose C. Bystrom	Vice President & Assistant Secretary	2, 3
Milly P. Canessa	Assistant Vice President	2, 3
Sandy Chan	Assistant Vice President	2, 3
Gregory B. Chenail	Assistant Treasurer	2, 3
Priscilla R. Dedoro	Assistant Vice President	2, 3
Armando F. Diaz	Agency Administrator	2, 3
Daren M. Di Nicola	Vice President	2, 3
Teresa R. Fructuoso	Assistant Vice President	2, 3
M. D. Gibbons	Vice President	2, 3
Mark A. Golder	Assistant Vice President	2, 3
Vicki L. Herrick	Assistant Vice President	2, 3
Inga Keldsen	Vice President & Assistant Secretary	2, 3
Julianne Kovatz	Assistant Vice President	2, 3
Alan Maravilla	Assistant Treasurer	2, 3
Marina Meza	Agency Administrator	2, 3
Helen B. McNulty	Assistant Treasurer	2, 3
Jacqueline M. Nowak	Assistant Vice President	2, 3
David A. Oeser	Assistant Vice President & Assistant Secretary	2, 3
Tomas S. Orlina, Jr.	Assistant Vice President	2, 3
Sandee’ Parks	Vice President	2, 3
Karen Peterson	Assistant Treasurer	2, 3
Teresa Petta	Assistant Vice President	2, 3
Aurora Y. Quiazon	Assistant Treasurer	2, 3
Rosalinda Ronquillo	Assistant Treasurer & Assistant Secretary	2, 3
Rose M. Ruelos	Vice President & Assistant Secretary	2, 3
Garrett P. Smith	Vice President	2, 3
Allen D. Taylor	Assistant Vice President	2, 3
Fe Tuzon	Agency Administrator	2, 3
Deborah Young	Vice President	2, 3
Elena Zaretsky	Assistant Treasurer	2, 3

/s/ Keith N. Kuhn 7/23/02
Keith N. Kuhn, Chairman
BNY Western Trust Company